Exhibit 99.2

TSX, NYSE American

Symbol: TMQ

News Release

Trilogy Metals Announces the Completion of the Joint Venture

Formation with South32 Limited - Ambler Metals LLC

February 11, 2020 - Vancouver, British Columbia – Trilogy Metals Inc. (TSX/NYSE American: TMQ) (“Trilogy” or the “Company”) is pleased to announce the completion of the formation of a 50/50 joint venture with South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) (“South32”). The joint venture company is named Ambler Metals LLC (“Ambler Metals”).

Joint Venture Structure

As part of the formation of the joint venture, Trilogy contributed all of its assets associated with the 172,675-hectare Upper Kobuk Mineral Projects (“UKMP”), including the Arctic and Bornite projects, while South32 contributed US$145 million, resulting in each party owning a 50% interest in Ambler Metals. The funds will be used to advance the Arctic and Bornite projects, along with exploration in the Ambler mining district.

Ambler Metals is an independently operated company controlled by Trilogy and South32 through a four member Board of Directors. Trilogy has appointed James (Jim) Gowans, Interim President and Chief Executive Officer and a Director of Trilogy and Kalidas Madhavpeddi, a Director of Trilogy, to the Ambler Metals Board. South32 has appointed Simon Collins, Chief Development Officer of South32 and Pat Risner, President of South32’s Hermosa Project, to the Ambler Metals Board. The current ownership structure of Ambler Metals is set forth below.

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Ambler Metals Board Members

The joint venture is controlled by an experienced team of respected and talented individuals. Messers Collins, Gowans, Madhavpeddi and Risner each have extensive careers in the mining industry and collectively, they have worked all over the world and on various commodities.

Simon Collins: Mr. Collins is the Chief Development Officer of South32 based in Vancouver. Prior to this role, Mr. Collins was Head of Corporate Development of South32. He brings over 25 years’ experience in the resources industry, working in senior leadership and business development roles. More information about Mr. Collins is available at www.south32.net.

Jim Gowans: Mr. Gowans is currently Interim President and Chief Executive Officer of Trilogy. Mr. Gowans has experience in Alaska, having worked for Cominco Limited where he oversaw the completion of a feasibility study and the subsequent design and construction of the Red Dog Mine. Mr. Gowans then operated the Red Dog Mine for three years following its commissioning. More information about Mr. Gowans is available at www.trilogymetals.com.

Kalidas Madhavpeddi: Mr. Madhavpeddi has an extensive career in the mining industry spanning over 30 years including Chief Executive Officer of CMOC International and Senior Vice President of Phelps Dodge Corp. (now Freeport McMoran). More information about Mr. Madhavpeddi is available at www.trilogymetals.com.

Pat Risner: Mr. Risner is the President of South32’s Hermosa Project located in Southern Arizona. He is an experienced mining operator, having worked in technical, planning and operational roles in both the United States and Australia. With strong leadership experience in mining health, safety, and environment, he is regarded as an industry expert in complex project planning and development. More information about Mr. Risner is available at www.south32.net.

Ambler Metals LLC Management

To ensure a successful startup of the joint venture, management from Trilogy and South32 will take on interim roles. Darryl Steane, South32’s Business Development Manager will take on the duties as Interim President of Ambler Metals; Elaine Sanders, Trilogy’s Chief Financial Officer will take on the duties as Interim Vice President Finance of Ambler Metals; and Robert (Bob) Jacko, Trilogy’s Senior Vice President Operations will take on duties as Interim Vice President Operations of Ambler Metals. The technical team of Trilogy, who have been operating the UKMP in northwest Alaska, will be transitioning to Ambler Metals. The team has been busy preparing programs to advance development and exploration of the assets. The Company anticipates communicating more details, including the 2020 work programs and budgets later this month.

Although the interim management team of Ambler Metals is located in Canada and the United States, it is anticipated that the permanent management of the joint venture will be based out of Alaska.

Company Contacts

Elaine Sanders

Vice President and Chief Financial Officer

elaine.sanders@trilogymetals.com

604-630-7573

Patrick Donnelly

Vice President, Corporate Communications & Development

patrick.donnelly@trilogymetals.com

604-630-3569

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the use of proceeds from South32’s subscription payment, the successful startup of Ambler Metals, the timing of the 2020 work programs and budgets and the anticipated location of Ambler Metals’ permanent management are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the startup of Ambler Metals’ success of exploration, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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